Exhibit 99.1

NEWS
2401 21st Avenue South, Suite 200, Nashville, TN 37212 (615) 297-4255 Fax: (615) 297-6240
FOR IMMEDIATE RELEASE

Contact:	Emanuel J. Eads
President and Chief Executive Officer
(615) 297-4255
eeads@parking.com
CENTRAL PARKING CORPORATION ANNOUNCES
ENGAGEMENT OF FINANCIAL ADVISOR
NASHVILLE, TENN. (November 28, 2006) — Central Parking Corporation (NYSE: CPC) announced that it has retained The Blackstone Group L.P. as its financial advisor to assist the Company in exploring strategic alternatives to enhance stockholder value.
     In making the announcement, Emanuel J. Eads, President and Chief Executive Officer of Central Parking, stated that, “The Company has engaged The Blackstone Group L.P. to assist management and the Board in evaluating the assets and operations of the Company in order to develop possible alternative strategies to achieve greater stockholder value. These alternatives may include a complete or partial sale of the Company, a merger or a decision to take no action at this time. Although the Company has met with certain interested parties, at this time no agreements or understandings have been reached with any party as to the terms of a possible transaction. There is no certainty that any such transaction will actually occur in either the short or long term and the Company is continuing to implement its previously announced strategic plan. Central Parking does not intend to issue any other press release or make any other comments relating to the subject matter referenced above until such time, if ever, as it enters into a definitive agreement with a third party or parties in connection with any such transaction or series of transactions or determines to terminate this strategic process.”
     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation-related services. As of September 30, 2006, the Company operated approximately 3,100 parking facilities containing approximately 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Colombia, Peru, Spain, Switzerland, and Greece.
     This press release contains historical and forward-looking information. The words “possible,” “may,” “guidance,” “looking ahead,” “expectations,” “plan,” “assumptions,” “estimates,” “anticipates,” “goal,” “outlook,” “intend,” “plan,” “continue to expect,” “should,” “believe,” “project,” “objective,” “outlook,” “forecast,” “will likely result,” or “will continue” and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act
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Central Parking Corporation Announces Engagement of Financial Advisor

November 28, 2006

of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company’s ability to achieve the goals described in this release and other communications, including but not limited to, the Company’s ability to implement its strategic plan, maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company’s ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company’s ability to comply with the terms of the Company’s credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company’s insurance programs, including medical, liability and workers’ compensation; the Company’s ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.
     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2005, on Form 10-Q for the quarter ended June 30, 2006, filed with the Securities and Exchange Commission and in other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.
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